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                                   EXHIBIT 3.3

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           GTECH HOLDINGS CORPORATION

                                    ARTICLE I

                                     OFFICES

            Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle/City of Dover, County of Kent, State of Delaware, or such other address as the Board of Directors may by resolution determine from time to time.

            Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

            Section 3. Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman or any Co-Chairman or Vice Chairman, or the President in the absence of a designation by the Board of Directors).

            Section 2. Annual Meetings. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

            Section 3. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at anytime by the Board of Directors, but such special
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meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

            (a) A written notice of all stockholders' meetings shall be given by the Corporation, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting as determined in accordance with Article VI,
Section 1(b) below. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

            Section 6. Voting.

            (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided by Delaware Law, the certificate of incorporation or these bylaws, in all matters other than the election of directors (which shall be decided by plurality vote) the affirmative vote of a majority of the outstanding capital stock of the Corporation shall be the act of the stockholders; provided, however, that with respect to any matter which has been approved by a majority of the total number of directors of the Corporation, the affirmative vote of a majority of the shares of capital stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the matter shall be the act of the stockholders.

            (b) Each stockholder entitled to vote at a meeting of stockholders or to express


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consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date.

            Section 7. Action by Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Article VI, Section 1(b) below. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article II as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered to the Corporation in the manner required by this Section 7, Consents which are effective signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

            A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

            In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 7. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 7, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

            Section 8. Organization. At each meeting of stockholders, the Chairman or any Co-Chairman or Vice Chairman of the Board (or if the members of the Board of Directors otherwise agree, any director of the Corporation), shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes


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thereof.

            Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting. At such meetings, each member of the Board of Directors shall be entitled to present any matter for consideration and discussion.

            Section 10. Notice of Stockholder Business and Nominations.

            (a) Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation's notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph
(a)(i) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material


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interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this
Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the


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close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

            (c) General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(3)(c) of this Section
10) and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (ii) For purposes of this Section 10, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

            Section 11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as


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adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(e) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            Section 2. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be such number not less than six and not more than twelve as shall be designated from time to time by resolution of the Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors terminated on the date of the 1993 annual meeting of stockholders; the term of the initial Class II directors terminated on the date of the 1994 annual meeting of stockholders; and the term of the initial Class III directors terminated on the date of the 1995 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall have been duly elected and qualified or until such director's earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. No person shall be


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eligible for election or reelection as a director of the Corporation after he or she has reached the age of 72; provided, however, that this limitation shall not prevent any director who is serving at such time he or she reaches the age of 72 from continuing to serve for the remainder of his or her then current term.

            Section 3. [This section intentionally left blank]

            Section 4. Quorum and Manner of Acting; General Provisions. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 5. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman or any Co-Chairman or Vice Chairman in the absence of a determination by the Board of Directors).

            Section 6. Annual Meeting. The Board of Directors customarily shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

            Section 7. Regular Meetings. The place and time of regular meetings of the Board of Directors shall be determined by the Board of Directors. Notice of regular meetings of the Board of Directors shall be given to each director at least seven days before the date of the meetings in such manner as is reasonably determined by the Board of Directors.

            Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman or Vice Chairman of the Board or the President and shall be called by the Chairman or any Co-Chairman or Vice Chairman of the Board, the President or the Secretary on the written request of any director. Notice of such special meeting shall be given to each director at least two days before the date of the meeting in such manner as is reasonably determined by the Board of Directors.

            Section 9. Meetings. At annual, special or regular meetings of the Board of


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Directors, each director shall be entitled to present any matter for consideration or discussion.

            Section 10. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

            Section 11. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 12. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 13. Vacancies.

            (a) Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled only by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, unless otherwise provided by the certificate of incorporation or resolution or resolutions adopted by the Board of Directors.

            (b) Each director so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected, or until his earlier death, resignation or removal.

            (c) If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.

            (d) Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.


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            Section 14. Removal. Subject to Delaware law, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

            Section 15. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors, or the Compensation Committee thereof at the direction of the Board of Directors, shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

            Section 16. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the total number of directors then serving on the Board of Directors, designate one or more committees, each committee to consist to one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in these by-laws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting or recommending to the stockholders any action or matter expressly required by Delaware law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any by-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall appoint a chairman and secretary for the Committee, and the Committee shall keep a record of its meetings and report the same to the Board of Directors when requested.

                                   ARTICLE IV

                                    OFFICERS

            Section 1. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more corporate Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record or cause to be recorded the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation shall also have a Chairman, and may have one or more Co-Chairmen and one of more Vice Chairmen. No Chairman, Co-Chairman or Vice Chairman shall be an officer of the Company unless the resolution of the Board electing an individual to such position expressly so designates, provided, however, that no person shall serve as both Chairman and Chief Executive Officer, except as may be necessary on an interim basis in the event of a vacancy in the office of Chief Executive Officer. The Company may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, subject to the limitation in the third sentence of this Section and except that no one person shall hold the offices and perform the duties of President and Secretary.


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            Section 2. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine. The Board of Directors, or the Compensation Committee thereof at the direction of the Board of Directors, shall have the authority to establish the compensation of officers.

            Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more non-corporate Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

            Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by the Board of Directors.

            Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 6. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.


                                    ARTICLE V

                   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

            Section 1. Indemnification.

            (a) Directors and Officers - Third Party Claims. The Corporation, to the fullest extent permitted and in the manner required, by Delaware Law shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when such person was a director or officer of the Corporation, is or was serving at the request of, or to


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
represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "Serving Party") of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (where such representation was at the request of an officer or director of the corporation), (a " Related Entity"), against expenses (including attorneys' fees and disbursements), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Serving Party with respect to any Related Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not actually become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman or the President of the Corporation or another officer of the Corporation designated by the Board, and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Related Entity or against any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Serving Party with respect to any Related Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 5 of this Article V.

            (b) Directors and Officers - Derivative Claims. The Corporation, to the fullest extent permitted and in the manner required, by Delaware Law shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened be made party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when such person was a director or officer to the Corporation, is or was a Serving Party with respect to a Related Entity against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Serving Party with respect to a Related Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not actually become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 5 of this Article V.

            (c) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraphs (a) and (b) above.

            Section 2. Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 1 of this Article V (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper under the circumstances because such person has met the applicable standard of conduct set forth in such Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraphs (a) or (b) of Section 1 of this Article V, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

            Section 3 Right to Indemnification In Certain Circumstances.

            (a) Directors and Officers - Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b) of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

            (b) Directors and Officers - Indemnification for Service as a Witness. To the extent any present or former director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation's business is regulated or overseen, by reason of such person's services as a director or officer of the Corporation or as a Serving Party with respect to a Related Entity at a time when such person was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a Serving Party with respect to a Related Entity) but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses, it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended.

            (c) Indemnification of Employees and Agents. The Corporation may indemnify any present or former employee or agent of the Corporation to the same or a lesser extent as it may indemnify any present or former director or officer of the Corporation pursuant to paragraph (a) and (b) of this Section 3.

            Section 4. Advances of Expenses.

            (a) Advances to Directors and Officers. Expenses (including attorneys' fees and disbursements) actually and reasonably incurred by any person referred to in paragraphs (a) and (b) of Section 1 of this Article V in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such expenses by the Corporation as authorized by this Article.

            (b) Advances to Employees and Agents. Expenses incurred by any person referred to in paragraph (c) of Section 1 of this Article V in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as and to the extent authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors, upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

            Section 5. Other Rights. The indemnification provided by these bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, as the case may be, and shall inure to the benefit of the heirs, executors and administrators of such a person. Without limiting the generality of the foregoing, by action of the Board of Directors or a committee thereof (notwithstanding the interest of its members in the transaction) or an officer of the Corporation authorized to so act by the Board, the Corporation may enter into agreements with persons indemnified under this
Article V and others providing for indemnification of and advancement of expenses to such persons by the Corporation either under the provisions of this
Article V or otherwise, and, in the event of any conflict between the provisions of this Article V and the provisions of any such indemnification agreement, the provisions of such indemnification agreement shall prevail.

            Section 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these bylaws.

            Section 7. Effect; Benefit; Modification. The obligations of the Corporation to indemnify and to advance expenses to a person under or pursuant to the provisions of this Article V shall apply in respect of any expense, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article V, and shall be in the nature of a contract between the Corporation and each such person. No amendment, repeal or termination of any provision of this Article V shall alter, to the detriment of such person, the right of such person to indemnification or the advancement of expenses with respect to any claim based on an actual or alleged act or failure to act which took place prior to such amendment, repeal or termination.

                                   ARTICLE VI

                               GENERAL PROVISIONS

            Section 1. Fixing the Record Dates.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation at its principal executive offices, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the first day thereafter on which the first written consent is delivered to the Corporation in the manner described in Article II, Section 7 above unless prior action by the Board of Directors is required under Delaware Law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall commence (i) on the day after the last Saturday of the month of February in any particular calendar year and end on the last Saturday of the month of February of the next succeeding calendar year or (ii) as otherwise determined by the Board of Directors.

            Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

            Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock, and on behalf of the Corporation to consent to any action by any such corporation without meeting.

            Section 6. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the affirmative vote of the holders of 66 2/3% in voting power of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the Board of Directors.


                                       17